Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 13, 2024, with respect to the consolidated financial statements included in the Annual Report of Superior Group of Companies, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Superior Group of Companies, Inc. on Forms S-8 (File No. 333-188944 and File No. 333-264922).

/s/ Grant Thornton LLP

Tampa, Florida

March 13, 2024